Exhibit 99.1

FOR IMMEDIATE RELEASE
International Money Express, Inc. Provides Business Update for Second Quarter 2018

Second Quarter 2018 - Financial Highlights
•	Revenues grew 31% versus the prior year period based on strong performance across our business in Mexico and Guatemala

•	GAAP Net Income totaled $1.8 million

•	Adjusted EBITDA expanded by nearly 55% over the prior year to $13.3 million based on strong revenue growth and growing operating leverage in the business

•	Adjusted EBITDA margin was 19.0% for second quarter 2018, which represents a 290 basis point expansion over the prior year period

Second Quarter 2018 – Business Highlights
•	Intermex began trading as a public company on July 27, 2018 following the closing of its acquisition by FinTech Acquisition Corp II

•	In May of 2018 Intermex recorded its first month with over 2 million transactions, which compares to May of 2015, when Intermex recorded its first month with over 1 million transactions.

MIAMI, Florida August 9, 2018: International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), a leading money transfer company focused on Latin America, today provided a Business Update on the second quarter results of Intermex Holdings, Inc. and its subsidiaries and will host a conference call to discuss results at 5:00pm ET.

Intermex generated revenue of $70.4 million in the second quarter, an increase of 31% over the prior year. Revenue growth was driven by volume growth in both Mexico and Guatemala.

The Company reported GAAP net income in the second quarter of $1.8 million compared to $1.3 million in the prior year period.

Adjusted EBITDA in the second quarter of 2018 grew nearly 55% over the comparable period in the prior year to $13.3 million driven by volume growth coupled with the higher foreign exchange income and operating efficiency. This strong performance represents an Adjusted EBITDA margin of 19.0%, which was up 290 basis points over the same period a year ago.

Intermex President, Chairman and Chief Executive Officer Robert Lisy commented “Intermex is uniquely positioned to grow in the large and expanding $82 billion US to Latin America money transfer market. Our second quarter results represent our ability as a company to continue our growth well above market levels, as well as leverage our scale and drive profitability for our shareholders.”

Market Highlights
Year-to-date as of June 30, based on industry data, Intermex has delivered 45% of the total growth in US to Mexico remittance volume, and 58% of the total growth in US to Guatemala remittance volume.

Non-GAAP Measures
For the Company, Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted EBITDA is defined as net income (loss) before depreciation and amortization, interest expense, income taxes, and also adjusted to add back certain charges and expenses, such as transaction costs and non-cash compensation costs, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP.

A reconciliation of Net income (loss) to Adjusted EBITDA is available in the enclosed exhibits.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 5:00 p.m. Eastern Time today. The conference call can be heard by dialing: 1-877-423-9813 (U.S.) or1-201-689-8573 (outside the U.S.) ten minutes prior to the start of the call.

The conference call and accompanying slides will be available via webcast at https://investors.intermexonline.com.  Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available approximately 2-4 hours after the conference call at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include among other things, competition in the markets in which we operate; our ability to maintain agent relationships on terms consistent with those currently in place; our ability to maintain banking relationships necessary for us to conduct our business; credit risks from our agents and the financial institutions with which we do business; bank failures, sustained financial market illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions; new technology or competitors that disrupt the current ecosystem; disruptions to our information technology, computer network systems and data centers; our success in developing and introducing new products, services and infrastructure; customer confidence in our brand and in consumer money transfers generally; our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate; international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States; changes in tax laws and unfavorable outcomes of tax positions we take; political instability, currency restrictions and devaluation in countries in which we operate or plan to operate; weakness in U.S. or international economic conditions; change or disruption in international migration patterns; our ability to protect our brand and intellectual property rights; our ability to retain key personnel; and other factors described in the “Risk Factors” section in periodic reports we file with the Securities and Exchange Commission. All statements other than statements of historical fact included in this press release are forward-looking statements including, but not limited to, expected financial outlook for the remainder of 2018. Any forward-looking statement that we make in this press release speaks only as of August 9, 2018. We undertake no obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise.

About International Money Express, Inc.
At International Money Express, Inc. (NASDAQ: IMXI), the customer is at the center of everything we do.  We use proprietary technology that enables consumers to send money from the United States to Latin America and the Caribbean, including Mexico and Guatemala.  We offer the electronic movement of money and data to our customers through our network of sending and paying agents located in all 50 states, the District of Columbia and Puerto Rico, and throughout Latin America and the Caribbean.  Our services are also available digitally through intermexonline.com.  Founded in 1994 and are headquartered in Miami, Florida with offices in Puebla, Mexico, and Guatemala City, Guatemala.

Investor Relations
Sloan Bohlen
investors@intermexonline.com

International Money Express, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	Successor Company
	June 30, 2018	December 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash	$61,335,968	$59,155,618
Accounts receivable, net of allowance of $456,985 and $307,562, respectively	55,803,921	51,374,377
Prepaid wires	14,226,586	7,675,491
Other prepaid expenses and current assets	1,725,205	900,386
Total current assets	133,091,680	119,105,872

Property and equipment, net	9,245,656	8,490,794
Goodwill	36,259,666	36,259,666
Intangible assets, net	42,503,932	48,741,032
Deferred tax asset, net	2,779,388	1,748,854
Other assets	900,962	1,706,693
Total assets	$224,781,284	$216,052,911

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Current portion of long-term debt, net	$4,078,627	$3,913,436
Accounts payable	10,862,718	8,919,796
Wire transfers and money orders payable	49,879,419	48,276,649
Accrued and other	16,656,126	11,514,449
Total current liabilities	81,476,890	72,624,330

Long term liabilities:
Debt, net	105,400,196	107,526,462
Total long term liabilities	105,400,196	107,526,462

Total stockholder's equity	37,904,198	35,902,119
Total liabilities and stockholder's equity	$224,781,284	$216,052,911

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Successor Company				Predecessor Company
	Three Months Ended June 30,		Six Months Ended June 30,	Period from February 1, 2017 to June 30,	Period from January 1, 2017 to January 31,
	2018	2017	2018	2017	2017
	(Unaudited)
Revenues:
Total revenues	$70,379,391	$53,777,344	$126,335,424	$85,377,828	$14,425,343

Operating expenses:
Service charges from agents and banks	46,323,264	35,995,569	84,259,931	56,761,860	9,440,774
Salaries and benefits	7,441,220	5,877,726	13,673,403	10,411,401	4,530,308
Other selling, general and administrative expenses	4,183,193	3,737,922	8,183,517	6,236,771	1,063,379
Transaction costs	2,553,301	2,000	4,014,311	6,212,602	3,917,188
Depreciation and amortization	3,818,126	4,526,650	7,607,374	7,503,944	381,746
Total operating expenses	64,319,104	50,139,867	117,738,536	87,126,578	19,333,395

Operating income (loss)	6,060,287	3,637,477	8,596,888	(1,748,750)	(4,908,052)

Interest expense	3,392,043	2,120,240	6,675,933	3,494,828	613,742

Income (loss) before income taxes	2,668,244	1,517,237	1,920,955	(5,243,578)	(5,521,794)

Income tax provision (benefit)	823,889	243,754	616,372	1,244,206	(2,203,373)

Net income (loss)	$1,844,355	$1,273,483	$1,304,583	$(6,487,784)	$(3,318,421)

Reconciliation from GAAP Net income (loss) to Adjusted EBITDA

	Successor Company				Predecessor Company
	Three Months Ended June 30,		Six Months Ended June 30,	Period from February 1, 2017 to June 30,	Period from January 1, 2017 to January 31,
	2018	2017	2018	2017	2017
	(Unaudited)

Net income (loss)	$1,844,355	$1,273,483	$1,304,583	$(6,487,784)	$(3,318,421)

Adjusted for:
Interest expense	3,392,043	2,120,240	6,675,933	3,494,828	613,742
Tax expense	823,889	243,754	616,372	1,244,206	(2,203,373)
Depreciation and amortization	3,818,126	4,526,650	7,607,374	7,503,944	381,746
EBITDA	9,878,413	8,164,127	16,204,262	5,755,194	(4,526,306)
Transaction costs	2,553,301	2,000	4,014,311	6,212,602	3,917,188
Incentive units plan	484,805	217,756	712,597	1,247,215	-
Change in control adjustment for stock options	-	-	-	-	2,812,919
Management fee	195,000	195,000	390,000	325,000	-
TCPA settlement	-	-	191,500	-	-
Transition expenses	191,675	-	347,909	-	-
Other charges and expenses	37,380	50,150	308,444	70,000	105,314
Adjusted EBITDA	$13,340,574	$8,629,033	$22,169,023	$13,610,011	$2,309,115